UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2014

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2014, Synopsys, Inc. (“Synopsys”) made borrowings under its existing credit agreement with several lenders, dated February 17, 2012 (the “Credit Agreement”), consisting of revolving loans in the aggregate principal amount of $200,000,000, which will bear interest at the Eurodollar Rate plus an applicable margin (as defined in the Credit Agreement). The material terms and conditions of the Credit Agreement are summarized in Item 1.01 of the Current Report on Form 8-K filed by Synopsys with the Securities and Exchange Commission on February 22, 2012 (the “Prior 8-K”), which is incorporated by reference herein. The summary of the Credit Agreement is qualified in its entirety by the text of the Credit Agreement, which was filed as Exhibit 10.45 to the Prior 8-K and is incorporated by reference herein. As of March 25, 2014, Synopsys has outstanding revolving loans in the aggregate principal amount of $200,000,000 and outstanding term loans in the aggregate principal amount of $97,500,000, under the Credit Agreement.

Item 7.01 Regulation FD Disclosure.

On March 25, 2014, Synopsys issued a press release announcing that it had completed its previously announced acquisition of Coverity, Inc. A copy of the press release is furnished and attached as Exhibit 99.1 and is incorporated by reference herein. Synopsys funded the acquisition through existing cash and borrowings under the Credit Agreement, as described above in Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated March 25, 2014 announcing Synopsys, Inc.’s completion of its acquisition of Coverity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: March 25, 2014	By:	/S/ ERIKA VARGA MCENROE
Erika Varga McEnroe
Interim General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press release dated March 25, 2014 announcing Synopsys, Inc.’s completion of its acquisition of Coverity, Inc.